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                                                                     Exhibit 5.1



                        [GOODWIN PROCTER LLP LETTERHEAD]


                                  April 5, 2002


Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, MA 02453

     We are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Inverness Medical Innovations, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof. The Registration Statement relates to the resale of up to 5,560,238 shares (the "Shares") of the Company's common stock, $0.001 par value per share ("Common Stock"), by the selling stockholders named therein. The Shares consist of: (i) up to 333,334 outstanding shares of Common Stock (the "Outstanding Shares") held by certain selling stockholders, (ii) up to 4,720,492 shares of Common Stock (the "Conversion Shares") issuable upon conversion of outstanding shares of the Company's Series A Convertible Preferred Stock and (iii) up to 506,412 shares of Common Stock (the "Warrant Shares") issuable upon exercise of certain warrants of the Company (the "Warrants"). We understand that the Shares are to be offered and sold in the manner described in the Registration Statement.

     In connection with rendering this opinion, we have examined copies the following documents: (i) the Registration Statement and the exhibits thereto;
(ii) the Company's Amended and Restated Certificate of Incorporation, as amended to date and presently in effect (the "Charter"); (iii) the Company's Amended and Restated By-laws, as amended to date and presently in effect; (iv) such records of the corporate proceedings of the Company as we deemed material; (v) the Stock Purchase Agreement, dated as of December 14, 2001, between the Company and the investors named therein; (vi) the Note and Warrant Purchase Agreement, dated as of December 14, 2001, between the Company and the investors named therein; (vii) the form of Warrant for the Purchase of Common Stock of the Company issued pursuant to the Note and Warrant Purchase Agreement; (viii) that certain Warrant to Purchase Common Stock of the Company, dated December 20, 2001, issued to RBS Mezzanine Limited; (ix) that certain Warrant for the Purchase of Common Stock of the Company, dated as of December 20, 2001, issued to Zwanziger Family Ventures, LLC, (x) that certain Warrant, dated March 8, 1999, issued to BNP Paribas and
(xi) such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

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     We are attorneys admitted to practice in the Commonwealth of Massachusetts.
We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts and the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).

     Based upon the foregoing, we are of the opinion that: (i) the Outstanding Shares are duly authorized, validly issued, fully paid and nonassessable by the Company; (ii) when the Conversion Shares are issued pursuant to the terms of the Charter, the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company; and (ii) when the Warrant Shares are issued and paid for pursuant to the terms of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus which is part of the Registration Statement.



                                       Very truly yours,

                                       /s/ GOODWIN PROCTER LLP

                                       GOODWIN PROCTER LLP